FORM OF NOTICE OF GUARANTEED DELIVERY
                      FOR SHARES OF BENEFICIAL INTEREST OF
                       INVESCO GLOBAL HEALTH SCIENCES FUND
                               ------------------

  THIS FORM IS TO BE USED ONLY BY NEW YORK STOCK EXCHANGE MEMBER FIRMS, BANKS,
                OR TRUST COMPANIES, AS NOMINEE HOLDERS OF RIGHTS.
                               -------------------

INVESCO Global Health Sciences Fund (the "Fund") issued to its shareholders of record, as of the close of business on May 25, 1999 (the "Record Date"), non-transferable rights ("Rights") in the ratio of one Right for every five whole shares held on the Record Date, generally entitling the holders thereof to subscribe for one share ("Shares") of beneficial interest of the Fund for each Right held. The terms and conditions of the rights offer (the "Offer") are set forth in the Fund's Prospectus, dated May 25, 1999 (the "Prospectus"), which is incorporated herein by reference. As set forth in the Prospectus under the heading "The Offer--Payment for Shares," this form or one substantially equivalent hereto may be used as a means of effecting the subscription and payment for all Shares subscribed for pursuant to the Primary Subscription and the Over-Subscription Privilege, as such terms are defined in the Prospectus. This form may be delivered by hand or sent by facsimile transmission, overnight courier or mail to the Subscription Agent.

                           The Subscription Agent is:

                                 EQUISERVE, INC.


BY FIRST CLASS MAIL                    BY HAND                                BY EXPRESS MAIL OR OVERNIGHT COURIER
EQUISERVE, INC.                        EQUISERVE, INC.                        EQUISERVE, INC.
C/O STATE STREET BANK & TRUST          C/O SECURITIES TRANSFER & REPORTING    C/O STATE STREET BANK & TRUST
    COMPANY                            SERVICES, INC.                             COMPANY
CORPORATE ACTIONS                      100 WILLIAM STREET GALLERIA            CORPORATE ACTIONS
P.O. BOX 9573                          NEW YORK, NY 10038                     40 CAMPANELLI DRIVE
BOSTON, MA 02205-9573                  U.S.A.                                 BRAINTREE, MA 02184
U.S.A.                                                                          U.S.A.

                                  BY FACSIMILE
                                 (781) 575-4826

                           CONFIRMED BY TELEPHONE TO:
                                 (781) 575-4816

             DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS
              SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

         The bank, trust company or New York Stock Exchange member firm, or other nominee holder that completes this form must communicate the guarantee and the number of Shares subscribed for (pursuant to both the Primary Subscription and the Over-Subscription Privilege) to the Subscription Agent and must deliver this Notice of Guaranteed Delivery to the Subscription Agent prior to 5:00 p.m., Eastern time, on the Expiration Date, June 18, 1999, unless the offer is extended. This Notice of Guaranteed Delivery guarantees delivery to the Subscription Agent of (i) a properly completed and executed Subscription Certificate and (ii) delivery of payment in full of the Estimated Subscription Price for all subscribed Shares and payment in full of any additional amount required to be paid if the Subscription Price as determined on the Expiration Date is in excess of the Estimated Subscription Price (which payment, if any, must then be delivered no later than the close of business on July 12, 1999, the eighth business day after the Confirmation Date of June 30, 1999, unless the offer is extended). Failure to deliver this Notice or to make the delivery Guaranteed herein will result in a forfeiture of the Rights.

                                    GUARANTEE

         The Undersigned, a bank or trust company having an office or correspondent in the United States, or a New York Stock Exchange member firm, hereby guarantees delivery to the Subscription Agent of (a) by 5:00 p.m., Eastern time on the third business day after the Expiration Date (i) a properly completed and executed Subscription Certificate and (ii) payment of the full
Estimated Subscription Price for Shares subscribed for pursuant to the Primary Subscription and, if applicable, the Over-Subscription Privilege, as such subscription for Shares is indicated herein and in the Subscription Certificate and (b) by no later than 5:00 p.m., Eastern time, on July 12, 1999, the eighth business day after the Confirmation Date of June 30, 1999, unless the offer is extended, of any additional amount required to be paid if the Subscription Price as determined on the Expiration Date is in excess of the Estimated Subscription Price.


                                               Broker Assigned Control # _______

                       INVESCO GLOBAL HEALTH SCIENCES FUND

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

Primary Subscription      Number of Rights to      Number of Shares subscribed        Payment to be made in
                          be exercised             for pursuant to the Primary        connection with Shares
                                                   Subscription  for  which  you      subscribed for pursuant to
                                                   are guaranteeing delivery          the Primary  Subscription  at
                                                   of Rights and Payment              Estimated Subscription Price.

                          _________Rights   =      _________ Shares                   $___________


Over-Subscription                                  Number of Shares subscribed        Payment to be made in
                                                   for pursuant to the                connection with Shares
                                                   Over-Subscription Privilege        subscribed for pursuant to the
                                                   for which you are                  Over-Subscription Privilege at
                                                   guaranteeing payment               the Estimated Subscription
                                                                                      Price
                                                   _________ Shares                   $___________


Totals                    Total Number of          Total number of Shares             Total Payment
                          Rights to be             requested
                          delivered
                          _________Rights          _________Shares                    $__________


Method of delivery (circle one)
A.       Through The Depository Trust Company ("DTC")
B. Direct to Equiserve, Inc., as Subscription Agent. Please indicate below how the Rights to be delivered should be registered.

                             -----------------------
                             -----------------------
                             -----------------------


PLEASE ASSIGN A UNIQUE CONTROL NUMBER FOR EACH GUARANTEE SUBMITTED. This number needs to be referenced on any direct delivery of Rights or any delivery through DTC. In addition, please note that if you are guaranteeing for Shares subscribed for pursuant to the Over-Subscription Privilege and are a DTC participant, you must also execute and forward to Equiserve, Inc. a Nominee Holder Over-Subscription Form.


---------------------------------      ----------------------------------------
Name of Firm                           Authorized Signature

---------------------------------      ----------------------------------------
DTC Participant Number                 Title

---------------------------------      ----------------------------------------
Address                                Name (Please Type or Print)

---------------------------------      ----------------------------------------
Zip Code                               Phone Number


---------------------------------      ----------------------------------------
Contact Name                           Date

                   NOTICE OF GUARANTEED DELIVERY INSTRUCTIONS

         A Notice of Guaranteed Delivery may be submitted if the Notice is received by the Subscription Agent by 5:00 p.m., Eastern Time, on the Expiration Date or as directed in the Prospectus.

BROKER ASSIGNED CONTROL NUMBER:

         In order to properly track incoming guarantees on the Expiration Date, we are requiring that each guarantee submitted be assigned a unique control number. Each person in the Reorganization Department of a securities broker should assign his or her own unique number (e.g. the sixth item delivered by Paul in the Reorganization Department at XYZ Securities, could have a control number of XYZPaul6). It is the individual firm's responsibility to ensure that the control numbers are not duplicated as the firm will be held responsible for any losses incurred due to duplication.

ITEM 1.  THE PRIMARY SUBSCRIPTION

         Indicate the Rights exercised and Shares requested with the corresponding dollar amount. Please note, by completing Item 1 you are exercising Primary Subscription Rights. If the Rights had previously been exercised through DTC do not complete this portion.

ITEM 2.  THE OVER-SUBSCRIPTION PRIVILEGE

         Indicate the Shares requested and the corresponding dollar amount.

ITEM 3.  TOTALS

         Total the Rights and payment which the Subscription Agent will receive from you on the designated dates.

METHOD OF DELIVERY

         Indicate how the Rights will be delivered to the Subscription Agent. If Subscription Certificates are to be delivered directly to the Subscription Agent, please provide the registration of such Certificates.